Exhibit 99.1
Universal Reports Third Quarter 2024 Results

•Loss per common share of $0.57; adjusted* loss per common share of $0.73
•Direct premiums written of $574.4 million, up 8.0% from the prior year quarter
•Book value per share of $14.15, up 37.0% year-over-year; adjusted book value per share of $15.76, up 12.6% year-over-year
•Total capital returned to shareholders of $9.1 million, including $4.4 million of share repurchases and a $0.16 per share regular dividend
*Reconciliations of GAAP to non-GAAP financial measures are provided in the attached tables.

Fort Lauderdale, Fla., October 24, 2024 – Universal Insurance Holdings (NYSE: UVE) (“Universal” or the “Company”) reported third quarter 2024 results.

“Our hearts and thoughts go out to those impacted by recent disasters, including Hurricanes Debbie and Helene in the third quarter and Hurricane Milton in the fourth quarter,” said Stephen J. Donaghy, Chief Executive Officer. “We’ve been through many hurricanes in our nearly three-decade history, arming us with the requisite experience to quickly and efficiently get policyholders back on their feet. Our substantial reinsurance protection and the strong reinsurance relationships that we’ve built over many years provide us with the financial resilience to weather both high frequency and high severity storm seasons. As we’ve previously disclosed, our consolidated retention drops for subsequent events and we expect a smaller financial impact from weather in the fourth quarter, inclusive of Hurricane Milton. Non-catastrophe underwriting trends continue to improve and we’re highly encouraged as we look ahead.

On a separate note, we opened for business in Wisconsin at the beginning of the month, our 19th state. We’re excited to offer our insurance products there, as we continue to expand to new markets, diversifying our book of business and growing our addressable market.”

Quarterly Financial Results

Summary Financial Results

($thousands, except per share data)	Three Months Ended September 30,				Nine Months Ended September 30,
	2024	2023	Change		2024	2023	Change
GAAP comparison
Total revenues	$387,554	$360,048	7.6%		$1,135,727	$1,016,126	11.8%
Operating income (loss)	$(16,504)	$(6,246)	164.2%		$82,130	$67,349	21.9%
Operating income (loss) margin	(4.3)%	(1.7)%	(2.6)	pts	7.2%	6.6%	0.6	pts

Net income (loss) available to common stockholders	$(16,166)	$(5,918)	173.2%		$52,902	$46,816	13.0%
Diluted earnings (loss) per common share	$(0.57)	$(0.20)	185.0%		$1.80	$1.54	16.9%

Annualized ROCE	(16.3)%	(7.4)%	(8.9)	pts	19.0%	21.2%	(2.2)	pts
Book value per share, end of period	$14.15	$10.33	37.0%		$14.15	$10.33	37.0%

Non-GAAP comparison[1]
Core revenue	$381,401	$361,764	5.4%		$1,125,501	$1,015,060	10.9%
Adjusted operating income (loss)	$(22,657)	$(4,530)	400.2%		$71,904	$66,283	8.5%
Adjusted operating income (loss) margin	(5.9)%	(1.3)%	(4.6)	pts	6.4%	6.5%	(0.1)	pts

Adjusted net income (loss) available to common stockholders	$(20,805)	$(4,624)	349.9%		$45,192	$46,012	(1.8)%
Adjusted diluted earnings (loss) per common share	$(0.73)	$(0.16)	356.3%		$1.54	$1.51	2.0%

Annualized adjusted ROCE	(18.3)%	(4.4)%	(13.9)	pts	14.1%	15.4%	(1.3)	pts
Adjusted book value per share, end of period	$15.76	$14.00	12.6%		$15.76	$14.00	12.6%

Underwriting Summary
Premiums:
Premiums in force	$2,046,310	$1,914,493	6.9%		$2,046,310	$1,914,493	6.9%
Policies in force	844,539	807,553	4.6%		844,539	807,553	4.6%

Direct premiums written	$574,351	$531,988	8.0%		$1,598,797	$1,489,216	7.4%
Direct premiums earned	$507,745	$474,311	7.0%		$1,480,466	$1,393,003	6.3%
Ceded premiums earned	$(162,009)	$(143,271)	13.1%		$(455,747)	$(476,465)	(4.3)%
Ceded premium ratio	31.9%	30.2%	1.7	pts	30.8%	34.2%	(3.4)	pts
Net premiums earned	$345,736	$331,040	4.4%		$1,024,719	$916,538	11.8%

Net ratios:
Loss ratio	91.7%	87.0%	4.7	pts	78.1%	78.3%	(0.2)	pts
Expense ratio	25.2%	23.7%	1.5	pts	24.7%	25.2%	(0.5)	pts
Combined ratio	116.9%	110.7%	6.2	pts	102.8%	103.5%	(0.7)	pts
[1] Reconciliation of GAAP to non-GAAP financial measures are provided in the attached tables. Adjusted net income (loss) available to common stockholders, adjusted diluted earnings (loss) per common share and core revenue exclude net realized gains (losses) on investments and net change in unrealized gains (losses) on investments. Adjusted operating income (loss) excludes the items above and interest and amortization of debt issuance costs. Adjusted book value per share excludes accumulated other comprehensive income (loss), net of taxes. Adjusted ROCE is calculated by dividing annualized adjusted net income (loss) available to common stockholders by average adjusted book value per share, with the denominator further excluding current period after-tax net realized gains (losses) on investments and net change in unrealized gains (losses) on investments.

Net Loss and Adjusted Net Loss
Net loss available to common stockholders was $16.2 million, compared to a net loss of $5.9 million in the prior year quarter, and adjusted net loss available to common stockholders was $20.8 million, compared to an adjusted net loss of $4.6 million in the prior year quarter. The higher adjusted net loss available to common stockholders mostly stems from lower underwriting income, partly offset by higher net investment income and commission revenue.

Revenues
Revenue was $387.6 million, up 7.6% from the prior year quarter and core revenue was $381.4 million, up 5.4% from the prior year quarter. The increase in core revenue primarily stems from higher net premiums earned, net investment income and commission revenue.

Direct premiums written were $574.4 million, up 8.0% from the prior year quarter. The increase stems from 2.1% growth in Florida and 32.9% growth in other states. Overall growth mostly reflects higher policies in force, higher rates and inflation adjustments.

Direct premiums earned were $507.7 million, up 7.0% from the prior year quarter. The increase stems from direct premiums written growth over the past twelve months.

The ceded premium ratio was 31.9%, up from 30.2% in the prior year quarter. The increase primarily reflects replacement of the Reinsurance to Assist Policyholders (RAP) layer, which was provided by the state of Florida, with private market coverage.

Net premiums earned were $345.7 million, up 4.4% from the prior year quarter. The increase is primarily attributable to higher direct premiums earned, partly offset by a higher ceded premium ratio, as described above.

Net investment income was $15.4 million, up from $12.8 million in the prior year quarter. The increase primarily stems from higher fixed income reinvestment yields and higher invested assets.

Commissions, policy fees and other revenue were $20.3 million, up 12.7% from the prior year quarter. The increase primarily reflects replacement of the RAP layer with private market coverage and replacement of the catastrophe bond with traditional reinsurance coverage in the 2024-2025 program.

Margins
The operating loss margin was 4.3%, compared to an operating loss margin of 1.7% in the prior year quarter. The adjusted operating loss margin was 5.9%, compared to an adjusted operating loss margin of 1.3% in the prior year quarter. The higher adjusted operating loss margin primarily reflects a higher net combined ratio, partly offset by higher net investment income and commission revenue.

The net loss ratio was 91.7%, up 4.7 points compared to the prior year quarter. The increase primarily reflects higher weather losses, mostly from Hurricane Helene, partly offset by more favorable prior year reserve development.

The net expense ratio was 25.2%, up 1.5 points from 23.7% in the prior year quarter. The increase was primarily driven by higher policy acquisition costs associated with growth outside Florida and higher other operating costs.

The net combined ratio was 116.9%, up 6.2 points compared to the prior year quarter. The increase reflects higher net loss and expense ratios, as described above.

Capital Deployment
During the third quarter, the Company repurchased approximately 226 thousand shares at an aggregate cost of $4.4 million. The Company’s current share repurchase authorization program has approximately $10.3 million remaining.

On July 11, 2024, the Board of Directors declared a quarterly cash dividend of 16 cents per share of common stock, payable on August 9, 2024, to shareholders of record as of the close of business on August 2, 2024.

Conference Call and Webcast
•Friday, October 25, 2024 at 10:00 a.m. ET
•Investors and other interested parties may listen to the call by accessing the online, real-time webcast at universalinsuranceholdings.com/investors or by registering in advance via teleconference at https://register.vevent.com/register/BI790e26e2fbb842a28dbb61116474c3ae. Once registration is completed, participants will be provided with a dial-in number containing a personalized conference code to access the call. An online replay of the call will be available at universalinsuranceholdings.com/investors soon after the investor call concludes.

About Universal
Universal Insurance Holdings, Inc. (NYSE: UVE) is a holding company providing property and casualty insurance and value-added insurance services. We develop, market, and write insurance products for consumers predominantly in the personal residential homeowners lines of business and perform substantially all other insurance-related services for our primary insurance entities, including risk management, claims management and distribution. We provide insurance products in the United States through both our appointed independent agents and our direct online distribution channels, primarily in Florida. Learn more at universalinsuranceholdings.com or get an insurance quote at Clovered.com.

Non-GAAP Financial Measures and Key Performance Indicators
This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the U.S. Securities and Exchange Commission (“SEC”), including core revenue, adjusted net income attributable to common stockholders and diluted adjusted earnings (loss) per common share, which exclude the impact of net realized gains (losses) on investments and net change in unrealized gains (losses) on investments. Adjusted operating income (loss) and adjusted operating income (loss) margin exclude the impact of net realized gains (losses) on investments and net change in unrealized gains (losses) on investments and interest and amortization of debt issuance costs. Adjusted common stockholders’ equity and adjusted book value per share exclude accumulated other comprehensive income (loss) (AOCI), net of taxes. Adjusted return on common equity excludes after-tax net realized gains (losses) on investments and net change in unrealized gains (losses) on investments from the numerator and AOCI, net of taxes, and current period after-tax net realized gains (losses) on investments and net change in unrealized gains (losses) on investments from the denominator. A “non-GAAP financial measure” is generally defined as a numerical measure of a company’s historical or future performance that excludes or includes amounts, or is subject to adjustments, so as to be different from the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”). UVE management believes that these non-GAAP financial measures are meaningful, as they allow investors to evaluate underlying revenue and profitability trends and enhance comparability across periods. When considered together with the GAAP financial measures, management believes these metrics provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. UVE management also believes that these non-GAAP financial measures enhance the ability of investors to analyze UVE’s business trends and to understand UVE’s operational performance. UVE’s management utilizes these non-GAAP financial measures as guides in long-term planning. Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, financial measures presented in accordance with GAAP. For more information regarding our key performance indicators, please refer to the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Key Performance Indicators” in our forthcoming Quarterly Report on Form 10-Q for the quarter ended September 30, 2024.

Forward-Looking Statements
This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “will,” “plan,” and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Such statements may include commentary on plans, products and lines of business, marketing arrangements, reinsurance programs and other business developments and assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, including those risks and uncertainties described under the heading “Risk Factors” and “Liquidity and Capital Resources” in our 2023 Annual Report on Form 10-K, and supplemented in our subsequent Quarterly Reports on Form 10-Q. Future results could differ materially from those described, and the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information regarding risk factors that could affect the Company’s operations and future results, refer to the Company’s reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K and the most recent quarterly reports on Form 10-Q.

Investors/Media:
Arash Soleimani, CFA, CPA, CPCU, ARe
Chief Strategy Officer
954-804-8874
asoleimani@universalproperty.com

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except per share data)

	September 30,	December 31,
	2024	2023
ASSETS:
Invested Assets
Fixed maturities, at fair value	$1,276,732	$1,064,330
Equity securities, at fair value	79,470	80,495
Other investments, at fair value	12,248	10,434
Investment real estate, net	5,618	5,525
Total invested assets	1,374,068	1,160,784
Cash and cash equivalents	333,678	397,306
Restricted cash and cash equivalents	68,635	2,635
Prepaid reinsurance premiums	418,834	236,254
Reinsurance recoverable	130,124	219,102
Premiums receivable, net	92,400	77,064
Property and equipment, net	49,358	47,628
Deferred policy acquisition costs	125,305	109,985
Goodwill	2,319	2,319
Other assets	55,797	63,484
TOTAL ASSETS	$2,650,518	$2,316,561

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
Unpaid losses and loss adjustment expenses	$460,437	$510,117
Unearned premiums	1,108,890	990,559
Advance premium	71,700	48,660
Reinsurance payable, net	420,282	191,850
Long-term debt, net	101,434	102,006
Other liabilities	87,530	132,072
Total liabilities	2,250,273	1,975,264
STOCKHOLDERS' EQUITY:
Cumulative convertible preferred stock ($0.01 par value)[2]	—	—
Common stock ($0.01 par value)[3]	472	472
Treasury shares, at cost - 19,012 and 18,303	(274,977)	(260,779)
Additional paid-in capital	121,003	115,086
Accumulated other comprehensive income (loss), net of taxes	(45,593)	(74,172)
Retained earnings	599,340	560,690
Total stockholders' equity	400,245	341,297
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,650,518	$2,316,561

Notes:
[2] Cumulative convertible preferred stock ($0.01 par value): Authorized - 1,000 shares; Issued - 10 and 10 shares; Outstanding - 10 and 10 shares; Minimum liquidation preference - $9.99 and $9.99 per share.

[3] Common stock ($0.01 par value): Authorized - 55,000 shares; Issued - 47,298 and 47,269 shares; Outstanding 28,286 and 28,966 shares.

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
REVENUES
Net premiums earned	$345,736	$331,040	$1,024,719	$916,538
Net investment income	15,406	12,755	43,589	34,735
Net realized gains (losses) on investments	(1,146)	(431)	(1,534)	(337)
Net change in unrealized gains (losses) on investments	7,299	(1,285)	11,760	1,403
Commission revenue	12,959	10,830	35,671	43,098
Policy fees	5,194	5,111	15,175	14,662
Other revenue	2,106	2,028	6,347	6,027
Total revenues	387,554	360,048	1,135,727	1,016,126

EXPENSES
Losses and loss adjustment expenses	316,955	287,972	800,714	717,853
Policy acquisition costs	58,665	53,180	170,100	156,877
Other operating expenses	28,438	25,142	82,783	74,047
Total operating costs and expenses	404,058	366,294	1,053,597	948,777
Interest and amortization of debt issuance costs	1,619	1,631	4,864	4,896
Income (loss) before income tax expense (benefit)	(18,123)	(7,877)	77,266	62,453
Income tax expense (benefit)	(1,960)	(1,962)	24,356	15,629
NET INCOME (LOSS)	$(16,163)	$(5,915)	$52,910	$46,824

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
SHARE AND PER SHARE INFORMATION
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Weighted average common shares outstanding - basic	28,355	29,617	28,607	30,087
Weighted average common shares outstanding - diluted	28,355	29,617	29,317	30,378
Shares outstanding, end of period	28,286	29,186	28,286	29,186
Basic earnings (loss) per common share	$(0.57)	$(0.20)	$1.85	$1.56
Diluted earnings (loss) per common share	$(0.57)	$(0.20)	$1.80	$1.54
Cash dividend declared per common share	$0.16	$0.16	$0.48	$0.48
Book value per share, end of period	$14.15	$10.33	$14.15	$10.33
Annualized return on average common equity (ROCE)	(16.3)%	(7.4)%	19.0%	21.2%

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
SUPPLEMENTARY INFORMATION
(in thousands, except for Policies In Force data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Premiums
Direct premiums written - Florida	$440,018	$430,946	$1,255,861	$1,225,295
Direct premiums written - Other States	134,333	101,042	342,936	263,921
Direct premiums written - Total	$574,351	$531,988	$1,598,797	$1,489,216
Direct premiums earned	$507,745	$474,311	$1,480,466	$1,393,003
Net premiums earned	$345,736	$331,040	$1,024,719	$916,538

Underwriting Ratios - Net
Loss and loss adjustment expense ratio	91.7%	87.0%	78.1%	78.3%
General and administrative expense ratio	25.2%	23.7%	24.7%	25.2%
Policy acquisition cost ratio	17.0%	16.1%	16.6%	17.1%
Other operating expense ratio	8.2%	7.6%	8.1%	8.1%
Combined ratio	116.9%	110.7%	102.8%	103.5%

	As of
	September 30,
	2024	2023
Policies in force
Florida	570,432	570,339
Other States	274,107	237,214
Total	844,539	807,553

Premiums in force
Florida	$1,609,836	$1,571,600
Other States	436,474	342,893
Total	$2,046,310	$1,914,493

Total Insured Value
Florida	$187,639,152	$190,299,057
Other States	160,357,285	130,281,463
Total	$347,996,437	$320,580,520

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands, except for per share data)

GAAP revenue to core revenue
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
GAAP revenue	$387,554	$360,048	$1,135,727	$1,016,126
less: Net realized gains (losses) on investments	(1,146)	(431)	(1,534)	(337)
less: Net change in unrealized gains (losses) on investments	7,299	(1,285)	11,760	1,403
Core revenue	$381,401	$361,764	$1,125,501	$1,015,060

GAAP operating income (loss) to adjusted operating income (loss)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
GAAP income (loss) before income tax expense (benefit)	$(18,123)	$(7,877)	$77,266	$62,453
add: Interest and amortization of debt issuance costs	1,619	1,631	4,864	4,896
GAAP operating income (loss)	(16,504)	(6,246)	82,130	67,349
less: Net realized gains (losses) on investments	(1,146)	(431)	(1,534)	(337)
less: Net change in unrealized gains (losses) on investments	7,299	(1,285)	11,760	1,403
Adjusted operating income (loss)	$(22,657)	$(4,530)	$71,904	$66,283

GAAP operating income (loss) margin to adjusted operating income (loss) margin
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
GAAP operating income (loss) (a)	$(16,504)	$(6,246)	$82,130	$67,349
GAAP revenue (b)	387,554	360,048	1,135,727	1,016,126
GAAP operating income (loss) margin (a÷b)	(4.3)%	(1.7)%	7.2%	6.6%
Adjusted operating income (loss) (c)	(22,657)	(4,530)	71,904	66,283
Core revenue (d)	381,401	361,764	1,125,501	1,015,060
Adjusted operating income (loss) margin (c÷d)	(5.9)%	(1.3)%	6.4%	6.5%

GAAP net income (loss) (NI) to adjusted NI (loss) available to common stockholders
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
GAAP NI (loss)	$(16,163)	$(5,915)	$52,910	$46,824
less: Preferred dividends	3	3	8	8
GAAP NI (loss) available to common stockholders (e)	(16,166)	(5,918)	52,902	46,816
less: Net realized gains (losses) on investments	(1,146)	(431)	(1,534)	(337)
less: Net change in unrealized gains (losses) on investments	7,299	(1,285)	11,760	1,403
add: Income tax effect on above adjustments	1,514	(422)	2,516	262
Adjusted NI (loss) available to common stockholders (f)	$(20,805)	$(4,624)	$45,192	$46,012

Weighted average diluted common shares outstanding (g)	28,355	29,617	29,317	30,378
Diluted earnings (loss) per common share (e÷g)	$(0.57)	$(0.20)	$1.80	$1.54
Diluted adjusted earnings (loss) per common share (f÷g)	$(0.73)	$(0.16)	$1.54	$1.51

GAAP stockholders’ equity to adjusted common stockholders’ equity
	As of
	September 30,	September 30,	December 31,
	2024	2023	2023
GAAP stockholders’ equity	$400,245	$301,502	$341,297
less: Preferred equity	100	100	100
Common stockholders’ equity (h)	400,145	301,402	341,197
less: Accumulated other comprehensive (loss), net of taxes	(45,593)	(107,115)	(74,172)
Adjusted common stockholders’ equity (i)	$445,738	$408,517	$415,369

Common shares outstanding (j)	28,286	29,186	28,966
Book value per common share (h÷j)	$14.15	$10.33	$11.78
Adjusted book value per common share (i÷j)	$15.76	$14.00	$14.34

GAAP return on common equity (ROCE) to adjusted ROCE
	Three Months Ended		Nine Months Ended		Year Ended
	September 30,		September 30,		December 31,
	2024	2023	2024	2023	2023
Actual or Annualized NI (loss) available to common stockholders (k)	$(64,664)	$(23,672)	$70,536	$62,421	$66,813
Average common stockholders’ equity (l)	396,641	317,987	370,671	294,599	314,497
ROCE (k÷l)	(16.3)%	(7.4)%	19.0%	21.2%	21.2%
Annualized adjusted NI (loss) available to common stockholders (m)	$(83,220)	$(18,496)	$60,256	$61,349	$58,657

Adjusted average common stockholders’ equity[4] (n)	454,977	420,120	426,699	399,646	399,396
Adjusted ROCE (m÷n)	(18.3)%	(4.4)%	14.1%	15.4%	14.7%

[4] Adjusted average common stockholders’ equity excludes current period after-tax net realized gains (losses) on investments and net change in unrealized gains (losses) on investments.